UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             _______________________

                                    FORM SB-2
                         POST EFFECTIVE AMENDMENT NO. 1
                             _______________________


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             _______________________


                          SOUTHERN SAUCE COMPANY, INC.
                          ----------------------------
                 (Name of small business issuer in its charter)


       Florida                          2090                     11-3737500
---------------------      ----------------------------      -------------------
State or jurisdiction      (Primary Standard Industrial       (I.R.S. Employer
 of incorporation or        Classification Code Number)      Identification No.)
   organization


                             11951 S.E. 57th Street
                        Morriston, FL 32668 352-486-4541
                        --------------------------------
          (Address and telephone number of principal executive offices)


                   11951 S.E. 57th Street, Morriston, FL 32668
                   -------------------------------------------
                    (Address of principal place of business)


                           Robert E. Jordan, President
                          Southern Sauce Company, Inc.
                             11951 S.E. 57th Street
                               Morriston, FL 32668
                                  352-486-4541
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:

                              Joel Bernstein, Esq.
                         2666 Tigertail Ave., Suite 104
                              Miami, Florida 33133
                              Tel.: (305) 858-7300
                               Fax:(786) 513-8522

Approximate date of proposed commencement of sale to the public: As soon as possible after the Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                EXPLANATORY NOTE

The offering set forth in this registration statement has been terminated. 3,555 shares of series A convertible preferred stock and 355,500 shares of common stock were sold in the offering. The registrant is filing this post-effective amendment to remove from registration the 46,445 of series A convertible preferred stock and 4,644,500 shares of common stock which were registered but not sold in the offering.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Morriston, State of Florida on March 17, 2006.



                                        SOUTHERN SAUCE COMPANY, INC.

                                        By: /s/ Robert E. Jordan
                                        ------------------------
                                        Robert E. Jordan
                                        President



        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                  Title                              Date

/s/ Robert E. Jordan       President (principal executive     March 17, 2006
Robert E. Jordan           officer) and director


/s/ Francis A. Rebello     Treasurer, Secretary (chief        March 17, 2006
Francis A. Rebello         accounting officer) and director


/s/ Anand Kumar            Director                           March 17, 2006
Anand Kumar


/s/ Todd W. Rowley         Director                           March 17, 2006
Todd W. Rowley


/s/ Bob Bova               Director                           March 17, 2006
Bob Bova

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